Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report  March 11, 1999
               (Date of earliest event reported)



              MidAmerican Energy Holdings Company
     (Exact name of registrant as specified in its charter)



    Iowa                    1-9874               94-2213782
(State of other          (Commission File      (IRS Employer
 jurisdiction of                Number)        Identification No.)
 incorporation)



 666 Grand Avenue Des Moines, Iowa              50309
(Address of principal executive offices)      Zip Code




Registrant's Telephone Number, including area code:    (515) 242-4000




   CalEnergy Company, Inc.   302 S. 36th   Omaha, Nebraska 68131
   (Former name or former address, if changed since last report)

Item 5.  Other Events

      On March 11, 1999, the Registrant announced that its subsidiary, MidAmerican Funding, LLC, closed the sale of $700 million aggregate principal amount of Senior Secured Notes and Bonds. A copy of the press release issued by the Registrant with respect to this sale is attached hereto as Exhibit 1 and is incorporated herein by reference.

      On March 12, 1999, the Registrant announced that CalEnergy Company, Inc. had reincorporated in Iowa (thereby forming the new Registrant) and had closed its acquisition of MidAmerican Energy Holdings Company, which has been renamed MHC Inc. In connection therewith, the Registrant has been renamed MidAmerican Energy Holdings Company and is now the state's largest publicly traded company. As of Monday, March 15, 1999, the Registrant's stock will trade under the `MEC' symbol. A copy of the press release issued by the Registrant is attached hereto as Exhibit 2 and is incorporated herein by reference.

     Certain information included in this report contains forward-looking statements made pursuant to the Private Securities
Litigation  Reform Act of 1995 ("Reform Act").   Such  statements
are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations
regarding  the  future results of operations of  Registrant.   In
connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations,
including   development   uncertainty,   operating   uncertainty,
acquisition uncertainty, uncertainties relating to doing business
outside   of   the  United  States,  uncertainties  relating   to
geothermal  resources,  uncertainties relating  to  domestic  and
international  (and  in  particular,  Indonesian)  economic   and
political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation
and  competition.   Reference is made to all of the  Registrant's
SEC Filings, including the Proxy Statement and the Registrant's Report on Form 8-K dated March 6, 1998, incorporated herein by
reference,  for  a  description of  such  factors.   The  Company
assumes no responsibility to update forward-looking information contained herein.

Item 7.  Financial Statements and Exhibits

     Exhibit 1 - Press Release dated March 11, 1999
     Exhibit 2 - Press Release dated March 12, 1999

                            SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MidAmerican Energy Holdings Company



                           By: \s\ Douglas L. Anderson
                                   Douglas L. Anderson
                                   Assistant Secretary and
                                   Assistant General Counsel





Dated: March 12, 1999

EXHIBIT 1


FOR IMMEDIATE RELEASE

Brian Hankel - Vice President and Treasurer  402-341-4500
Patti McAtee - Director, Corporate Communications  402-341-4500

      MidAmerican Funding Announces Closing of $700 Million
                 Senior Secured Notes and Bonds

     OMAHA, NEBRASKA, March 11, 1999 --- CalEnergy Company, Inc. ("CalEnergy" or the "Company") (NYSE: CE; PCX; London) announced today the Company's subsidiary, MidAmerican Funding LLC ("MidAmerican Funding") closed the sale of $700 million aggregate principal amount of its Senior Secured Notes and Bonds having the following interest rates, principal amounts and maturities: $200 million of its 5.85% Senior Secured Notes due 2001, $175 million of its 6.339% Senior Secured Notes due 2009, and $325 million of its 6.927% Senior Secured Bonds due 2029.

     MidAmerican Funding, an Iowa limited liability company and wholly owned subsidiary of CalEnergy, was formed for the purpose of financing the acquisition of MidAmerican Energy Holdings Company, which is expected to close on Friday, March 12, 1999.

     Credit Suisse First Boston, Lehman Brothers, Goldman Sachs and Merrill Lynch served as underwriters of the Senior Secured Note and Bond Offering. The Notes and Bonds have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons, except to certain institutional buyers and accredited investors and to certain persons in offshore transactions in reliance on applicable exemptions under the Securities Act of 1933.

     CalEnergy Company, Inc. is a global energy company that manages and owns interests in approximately 5,000 net megawatts of power generation facilities in operation, construction and development worldwide. The Company develops and produces energy from diversified fuel sources including geothermal, natural gas and hydroelectric. Through its subsidiary Northern Electric, CalEnergy supplies and distributes electricity and gas to approximately 2.0 million customers in the United Kingdom. CalEnergy conducts business in the U.S., U.K., the Philippines, Indonesia, Poland and Australia and employs more than 4,400 people worldwide. For the year ended December 31, 1998, CalEnergy generated revenues of nearly $2.7 billion and at December 31, 1998 had assets of approximately $9.1 billion.

     MidAmerican Energy Holdings Company, headquartered in Des Moines Iowa, has four subsidiaries: MidAmerican Energy Company, MidAmerican Capital Company, Midwest Capital Group, Inc., and MidAmerican Realty Services. MidAmerican Energy, Iowa's largest energy company, serves 648,000 electric customers and 619,000 natural gas customers in Iowa, Illinois, Nebraska and South Dakota. MidAmerican Capital manages non-regulated businesses involved in natural gas marketing, security services, communications and passive investments. Midwest Capital is involved in regional business and economic development. MidAmerican Realty Services oversees the direction of MidAmerican's real estate brokerage business. In the year ended December 31, 1998, MidAmerican generated revenues of over $1.94 billion and at December 31, 1998 had assets of approximately $4.3 billion.

     This press release contains forward-looking statements that are based on current expectations and involve a number of uncertainties. Reference is made to all of each company's SEC filings including CalEnergy's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such uncertainties.

                        www.calenergy.com

                              # # #

EXHIBIT 2

             CalEnergy and MidAmerican Close Merger


FOR IMMEDIATE RELEASE

OMAHA, NEBRASKA and DES MOINES, IOWA, March 12, 1999 ---
CalEnergy Company, Inc. ("CalEnergy") (NYSE: CE; PCX and London) and MidAmerican Energy Holdings Company ("MidAmerican Energy")
(NYSE: MEC) have combined to form a new fast-growing competitive energy company following the closing today of CalEnergy's acquisition of MidAmerican Energy.

CalEnergy has reincorporated in Iowa under its new name, MidAmerican Energy Holdings Company ("MidAmerican" or the
"Company"), becoming the state's largest publicly traded company based on combined 1998 revenues of $4.62 billion. As of Monday, March 15, 1999, the Company stock will trade under the `MEC' symbol.

"We  are  extremely  excited to launch  the  new  MidAmerican,  a company which is uniquely positioned for growth in the deregulating global energy markets," said David L. Sokol,
Chairman and Chief Executive Officer of the Company. "Today marks a crucial milestone in our quest to become a leading global provider of a full range of energy services. Through the merger we've nearly doubled our generating capacity and gained access to retail markets in the United States. We will strengthen our focus on delivering the best possible service to our customers and to increasing operating efficiencies as we continue to grow our core businesses. The completion of this merger is good news for our customers, our shareholders, employees and communities worldwide."

Highlights of the new MidAmerican include:

"    Serves 3.37 million customers worldwide
  (2.15 million electricity customers and 1.22 million natural gas customers)
"    Has $11 billion in assets and $4.62 billion in total 1998
  combined revenues
"    Owns interests in 10,000 megawatts of total generating
  capacity through 41 generating facilities worldwide
"    Employs 9,700 people throughout the world
"    Primary subsidiary operations include:
- Northern Electric and Gas, a rapidly growing U.K. utility with experience in a deregulated energy market;
- MidAmerican Energy, a Midwestern U.S. utility serving customers in Illinois, Iowa, Nebraska and South Dakota;
- CalEnergy, the entity under which independent power production facilities and non-regulated businesses are developed;
- MidAmerican Realty Services, the second largest real estate brokerage organization in the U.S. with operations in seven states.

                             -more-

MidAmerican Energy Holdings Company
March 12, 1999
Page -2-


To complete the transaction, CalEnergy paid $27.15 for each outstanding common share of MidAmerican Energy stock, for a total of approximately $2.45 billion. A pro-rated dividend for the period commencing March 1, 1999 and ending March 11, 1999 of approximately 3.59 cents per share will be paid to shareholders of record of the former MidAmerican Energy as of March 12, 1999. The dividend will be processed and mailed to all shareholders of the former company during the next several weeks.

The Company will be headquartered in Des Moines, Iowa with the office of the Chairman and Chief Executive Officer remaining in Omaha, Nebraska (former headquarters of CalEnergy) to focus on strategic planning, mergers and acquisitions and global development.

The new President and Chief Operating Officer, Gregory E. Abel, will be based in Des Moines, along with the Company's Senior Vice President and General Counsel, John Rasmussen, and Senior Vice President and Chief Financial Officer, Alan Wells. Stanley Bright will serve as Vice Chairman of the Board and a member of its Executive Committee.

Greg Abel, President and Chief Operating Officer of MidAmerican said, "Since the merger was first announced last August, we have been pleased with the accomplishments the companies have achieved. Of particular note, we are on schedule with our planned development of a 500 megawatt gas-fired generating facility near the Quad Cities of Iowa and Illinois. This project is part of our long-term strategy to aggressively compete in the upper Midwest."

Underscoring MidAmerican's commitment to the communities in which it operates, the Company also announced today that it will implement `Global Days of Service,' an innovative community relations program that encourages volunteer work by MidAmerican employees in their home communities around the world.
MidAmerican has pledged $250,000 to be shared among the various charitable organizations for which the employees volunteer. This new program supplements the more than $3.5 million in annual contributions the Company already donates around the world.

"With our Global Days of Service initiative," Chairman Sokol said, "We want to encourage our employees to become more involved with helping others, and also want to recognize the many active employee volunteers who already give so much back to the communities we serve."

MidAmerican will officially launch its Global Days of Service program in April as part of National Volunteer month. From April 12, 1999 through April 12, 2000, any MidAmerican employee who volunteers personal time for a not-for-profit or charitable organization can apply to MidAmerican for a cash donation. The size of the donation will depend on the number of hours invested by the employee and the number of organizations served, and the contributions will be split evenly among the organizations from the $250,000 pool MidAmerican has set aside for the program.


                             -more-

MidAmerican Energy Holdings Company
March 12, 1999
Page -3-


The Company has also adopted a new Shareholder Rights Plan, which will take effect immediately following completion of the Merger and Reincorporation transactions, and has declared a dividend thereunder of one preferred share purchase right (a "Right") for each outstanding share of the Company's Common Stock. The new Rights Plan has terms and conditions that are substantially the same as those contained in the previous CalEnergy shareholder rights plan, and provides that the Rights will first become exercisable under certain circumstances involving the acquisition of beneficial ownership of 20% or more of the Company's Common Stock or the commencement or announcement of a tender offer or exchange offer for 30% or more of the Common Stock. The Rights have the effect of making a change of control which is not approved by the Company's Board more difficult. The Rights dividend is payable on March 15, 1999 to Company shareholders of record on that date.

MidAmerican Energy Holdings Company, headquartered in Des Moines, Iowa, USA, has more than 9,700 employees and is the largest publicly traded company in Iowa. Through its retail utility subsidiaries, MidAmerican Energy in the U.S. and Northern Electric in the U.K., the Company provides electric service to
2.15 million customers and natural gas service to 1.22 million customers worldwide. Through CalEnergy, the Company's independent power production and non-regulated business subsidiaries and MidAmerican Energy's utility operations, MidAmerican manages and owns interests in approximately 10,000 net megawatts of diversified power generation facilities in operation, construction and development. Information about MidAmerican and its three principal subsidiary companies is available on the Internet at http://www.midamerican.com.

This press release contains forward-looking statements that are based on current expectations and involve a number of uncertainties. Reference is made to all of each company's SEC filings including CalEnergy's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such uncertainties.


MidAmerican Energy Holdings Company
Alan Wells, Senior Vice President and Chief Financial Officer,(515) 242-4008
Ron Giaier, Vice President, Investor Relations,               (515) 242-4303
Patti McAtee, Vice President, Corporate Communications,       (402) 341-4500
Kevin Waetke, Manager, Media Relations,                       (515) 281-2785


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